                                                                    EXHIBIT 8(k)

                             PARTICIPATION AGREEMENT


         THIS AGREEMENT is made by and between, Evergreen Equity Trust, a Delaware trust, and such other funds or portfolios of series-type mutual funds set forth on Schedule A attached hereto as amended from time to time, ("FUND") and The Variable Annuity Life Insurance Company ("VALIC"), a life insurance company organized under the laws of the State of Texas, on its own behalf and on behalf of each segregated asset account set forth on Schedule B hereto as amended from time to time (each such account hereinafter referred to as "ACCOUNT").


         WHEREAS, FUND is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940 (the "1940 Act") as an open-end, diversified, management investment company; and

         WHEREAS, FUND shares are issued to the general public and to the separate accounts of insurance companies ("Participating Insurance Companies") to fund variable insurance products and certain qualified pension and retirement plans; and

         WHEREAS, VALIC has established ACCOUNT to offer variable contracts (the "Contracts") which VALIC has registered under the Securities Act of 1933, as amended (the "1933 Act"), and is desirous of having FUND as one of the underlying funding vehicles for the Contracts; and


         WHEREAS, FUND knows of no reason why FUND shares may not be sold to Participating Insurance Companies to fund variable insurance products and qualified pension and retirement plans; and

         WHEREAS, VALIC intends to purchase shares of other open-end, management investment companies that offer shares to the general public to fund the Contracts; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, VALIC intends to purchase shares of FUND to fund the Contracts and FUND is or will be authorized to sell such shares to VALIC at net asset value;

         WHEREAS, VALIC and affiliates of VALIC will provide subcustodian, record keeping, account maintenance and/or other administrative services for Contract owners and participants, employee benefit plans and participants, and other investors;


         NOW, THEREFORE, in consideration of their mutual promises, VALIC and FUND agree as follows:


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         1. FUND agrees to make FUND shares available for purchase by VALIC and
ACCOUNT at the applicable net asset value per share on those days on which FUND calculates its net asset value pursuant to SEC rules. FUND shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the FUND may refuse to sell shares to any person, or suspend or terminate the offering of shares, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the FUND acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of the FUND.


         2. Issuance and transfer of FUND's shares will be by book entry only. Stock certificates will not be issued to VALIC or ACCOUNT. Shares ordered from FUND will be recorded in an appropriate title for ACCOUNT or the appropriate subaccount of ACCOUNT.

         3. FUND shall furnish same day notice (by wire, telecopier, or telephone followed by written confirmation) to VALIC of any income, dividends or capital gain distributions payable on FUND's shares. VALIC hereby elects to receive all such income, dividends and capital gain distributions of a FUND in the form of additional shares of that FUND. VALIC reserves the right to revoke this election and to receive all such income, dividends and capital gain distributions in cash. FUND shall notify VALIC of the number of shares so issued as payment of such dividends and distributions.

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



         4. (a) FUND agrees to sell to VALIC shares of the FUND which VALIC orders, executing such orders on a daily basis at the net asset value next computed after receipt by FUND or its designee in proper form of the order for the shares of FUND. For purposes of this Section 4(a), VALIC shall be the designee of FUND for receipt of such orders from VALIC and receipt by such designee shall constitute receipt by FUND; provided that FUND receives notice of such order by 9:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which FUND calculates its net asset value pursuant to the rules of the SEC. "Proper form" means that amounts to be invested or redeemed are identified on VALIC's computer system by Participant, Contract and Fund in accordance with VALIC's standard procedures for processing transactions. (which comply with procedures and form in Fund's prospectus).



         (b) FUND agrees to redeem for cash (or in kind to the limited extent disclosed in the Fund's prospectus), on VALIC's request, any full or fractional shares of FUND held by VALIC, executing such requests on a daily basis at the net asset value next computed after receipt by FUND or its designee of the request for redemption in proper form. Fund shall not bear any responsibility whatsoever for the proper disbursement to Contract Participants or crediting redemption proceeds to Contract Participants; VALIC alone shall be responsible for such actions. For purposes of this Section 4(b), VALIC shall be the designee of FUND for receipt of requests for redemption from VALIC and receipt by such designee shall constitute receipt by FUND; provided that FUND receives notice of such request for redemption by 9:00 a.m. Eastern time on the next following Business Day.


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



            (c) FUND shall make the net asset value per share available to VALIC on a daily basis as soon as reasonably practical after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. Eastern time. If FUND provides VALIC with the incorrect share net asset value information through no fault of VALIC, VALIC on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any error in the calculation of net asset value, dividend and capital gain information greater than the materiality standard set by the SEC shall be reported to VALIC immediately upon discovery.



            (d) If VALIC requests the purchase of FUND shares, VALIC shall pay for such purchase by wiring federal funds to FUND or its designated custodial account on the day the order is transmitted by VALIC. If VALIC requests a net redemption resulting in a payment of redemption proceeds to VALIC (VALIC shall use its best efforts to pre-notify the Fund of any large trades), FUND shall wire the redemption proceeds to VALIC on the day the order is transmitted by VALIC, unless doing so would require FUND to dispose of portfolio securities or otherwise incur additional costs, but in such event, proceeds shall be wired to VALIC within three business days and FUND shall notify the person designated in writing by VALIC as the recipient for such notice of such delay by 3:00 p.m. Eastern time the same Business Day that VALIC transmits the redemption order to FUND. If VALIC's order requests the application of redemption proceeds from the redemption of shares of one FUND to the purchase of shares of another FUND, FUND shall so apply such proceeds the same Business Day that VALIC transmits such order to FUND.


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



         5. (a) FUND shall provide VALIC with as many copies of FUND's current prospectus as VALIC may reasonably request. If requested by VALIC in lieu thereof, FUND shall provide such documentation (including a copy of the new prospectus in computer form) and other assistance as is reasonably necessary in order for VALIC once each year (or more frequently if the prospectus for FUND is amended) to have the prospectuses for the Contracts and for the FUND printed together in one document. FUND shall provide VALIC with as many copies of any prospectus supplement as VALIC may reasonably request.


            (b) Unless otherwise provided herein, all parties to this Agreement shall bear all expenses incident to the performance of their respective duties under this Agreement. FUND will bear the printing costs (or duplicating costs with respect to the statement of additional information) and mailing costs associated with the delivery, to the extent legally required, of the following FUND (or individual portfolio) documents, and any supplements thereto, to existing variable contract owners of VALIC:

                (i) prospectuses and statements of additional information;

                (ii) annual and semi-annual reports; and

                (iii) proxy materials.


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VALIC will submit any bills for printing, duplicating and/or mailing costs, relating to FUND documents described above, to FUND for reimbursement by FUND. VALIC shall monitor such costs and shall use its best efforts to control these costs. VALIC will provide FUND on a semi-annual basis, or more frequently as reasonably requested by FUND, with a current tabulation of the number of existing variable contract owners of VALIC whose variable contract values are invested in FUND. This tabulation will be sent to FUND in the form of a letter signed by a duly authorized officer of VALIC attesting to the accuracy of the information contained in the letter.


            (c) At its expense FUND will provide VALIC with the following FUND documents, and any supplements thereto, with respect to prospective variable contract owners of VALIC:


                (i) camera ready copy of the current prospectus for printing by VALIC;

                (ii) a copy of the statement of additional information suitable for duplication;

                (iii) camera ready copy of proxy material suitable for
                      printing; and

                (iv) camera ready copy of the annual and semi-annual reports for printing by VALIC.


            (d) FUND shall not bear any costs of preparing, printing, recording, taping or disseminating VALIC sales literature or other VALIC promotional materials or the costs of mailing prospective Contract Participants copies of FUND prospectus, statement of additional information, periodic reports or other printed materials.



            (e) FUND shall bear the costs of printing FUND prospectus, statement of additional information, periodic reports or other printed materials associated with the FUND.



            (f) VALIC will bear the costs of registering and qualifying the Accounts for sale, printing (or duplicating costs with respect to the statement of additional information) mailing costs associated with the delivery of the ACCOUNT's current prospectuses and statements of additional information, annual and semi-annual reports, Contracts, Contract applications, sales literature or other promotional material, ACCOUNT sponsored proxy materials and voting solicitation instructions.



         6. (a) VALIC will furnish, or will cause to be furnished, to FUND or its designee, each piece of sales literature or other promotional material in which FUND or the adviser of any of the Portfolios of the Fund is named at least fifteen days prior to its intended use. No such material will be used if FUND or its designee objects to its use in writing within ten days after receipt of such material.



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


            (b) FUND or its designee will furnish, or will cause to be furnished, to VALIC, each piece of sales literature or other promotional material in which VALIC is named at least fifteen days prior to its intended use. No such material will be used if VALIC objects to its use in writing within ten days after receipt of such material.

            (c) FUND and its affiliates and agents shall not give any information or make any representations on behalf of VALIC or concerning VALIC, ACCOUNT, or the Contracts issued by VALIC, other than the information or representations contained in a registration statement or prospectus for such Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for ACCOUNT or prepared for distribution to owners of the Contracts, or in sales literature or other promotional material approved by VALIC or its designee, except with the permission of VALIC.


            (d) VALIC and its affiliates and agents shall not give any information or make any representations on behalf of FUND or its advisers or concerning FUND or its advisers other than the information or representations contained in a registration statement or prospectus for FUND, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by FUND or its designee, except with the permission of FUND.

            (e) For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computer facility or service including the Internet, or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts or any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. ("NASD") rules or the 1933 or 1940 Acts. Notwithstanding the foregoing, the fifteen-day notice requirement of this Section 6 does not apply to FUND registration statements, prospectuses, statements of additional information, reports to shareholders, proxy materials, and any other document filed with the SEC, provided that the reference to VALIC in those documents is limited to: (1) disclosing that VALIC and ACCOUNT are shareholders of FUND; (2) information about the amount of shares held by VALIC and ACCOUNT; (3) disclosing that VALIC purchased seed money shares and information about those shares; and (4) basic information about VALIC such as its address and state of organization.



            (f) VALIC will bear the responsibility and correlative expense for administration and support services for Contract Participants. FUND recognizes VALIC as the sole shareholder of shares of FUND issued under this Agreement.



            (g) VALIC agrees and acknowledges that one of FUND's advisors, Evergreen Asset Management Corp., is the sole owner of the name and mark "Evergreen" and that all use of any designation comprised in whole or in part of Evergreen (an "Evergreen Mark") under this Agreement shall inure to the benefit of Evergreen Asset Management Corp. VALIC shall not use any Evergreen Mark on its own behalf or on behalf of the ACCOUNTS or Contracts without prior written consent of Evergreen Asset Management Corp. Upon termination of this Agreement for any reason, VALIC shall cease all use of any Evergreen Mark as soon as practicable.

         7. Compensation and Expenses. In consideration of its providing the administrative and record-keeping services below, VALIC shall be entitled to receive from the FUND, the fees set forth in Exhibit C hereto. The obligation of FUND to pay VALIC fees and expenses shall continue, notwithstanding the termination of this Agreement, as long as the ACCOUNT holds shares of the FUNDS on behalf of any Contract owner. The administrative and record-keeping services include:


            (a) responding to inquiries from Contract owners using one or more of the FUNDs as an investment vehicle regarding the services performed by VALIC as they relate to a FUND;


            (b) providing information to FUND and to Contract owners with respect to shares attributable to Contract owner accounts;


            (c) developing and maintaining a means of identifying and analyzing information relating to contract owners using one or more of the FUNDS as an investment vehicle through computer databases or similar approaches;

            (d) printing and mailing of shareholder communications from each FUND as may be required;

            (e) serving as the designee of the FUND for the receipt of orders to purchase and redeem shares of the FUND pursuant to Section 4;


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



            (f) cooperating with the FUND, its service agents and governmental authorities in connection with the regulation of the FUNDS and the sale of the shares of the FUNDS;


            (g) providing data and materials to the FUND needed to maintain the compliance of the FUND with the securities laws; and


            (h) communicating directly with Contract owners concerning FUND operations. FUND shall pay all reasonable out-of-pocket expenses actually incurred by VALIC in connection with the transfer of proxy statements and reports to shareholders.



         8. (a) Except as limited by and in accordance with the provisions of Sections 8(b) and 8(c) hereof, VALIC agrees to indemnify and hold harmless FUND and each trustee, officer, employee or agent of FUND and each person, if any, who controls FUND and each of the directors and officers of ADVISER and each person, if any, who controls ADVISER within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section
8) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of VALIC) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition or redemption of FUND's shares or the Contracts and:



                (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or sales literature for the Contracts or contained in the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to VALIC by or on behalf of FUND for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or FUND shares; or

                (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of FUND not supplied by VALIC, or persons under its control) or wrongful conduct of VALIC or persons under its control, with respect to the sale or distribution of the Contracts or FUND shares; or

                (iii) arise out of any untrue statement or alleged untrue
                      statement of a material fact contained in a registration statement, prospectus, or sales literature of FUND, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to FUND by or on behalf of VALIC; or


                (iv) arise as a result of (i) a failure by VALIC to substantially provide the services and furnish the materials under the terms of this Agreement; or (2) a failure by VALIC to register the Contracts under the 1933 Act;



                (v) arise out of or result from any material breach of any representation, warranty or agreement made by VALIC in this Agreement or arise out of or result from any other material breach of this Agreement by VALIC; or



                (vi) arise out of or result from the fact that the Contracts are invested in shares of regulated investment companies that are also available without limitation to investors from the general public; or



                (vii) arise out of or result from negligence or wrongful conduct in VALIC's administration of the ACCOUNTS or the Contracts.



            (b) VALIC shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party is subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to FUND.

            (c) VALIC shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified VALIC in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify VALIC of any such claim shall not relieve VALIC from any liability for indemnification which it may have to the Indemnified Party against whom such action is brought other than that liability which may have been incurred solely as a result of the failure to give notice. In case any such action is brought against an Indemnified Party, VALIC shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from VALIC to such party of VALIC's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and VALIC will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.


         9. (a) Except as limited by and in accordance with the provisions of Sections 9(b) and 9(c), FUND agrees to indemnify and hold harmless VALIC and each of its



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



directors and officers and each person, if any, who controls VALIC within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 9) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of FUND) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of FUND's shares or the Contracts and:



                (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of FUND (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to FUND or its adviser by or on behalf of VALIC for use in the registration statement or prospectus for FUND or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or FUND shares; or



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



                (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by FUND or its adviser or persons under their control) or wrongful conduct of FUND or persons under their control, with respect to the sale or distribution of the Contracts or FUND shares; or


                (iii) arise out of any untrue statement or alleged untrue
                      statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to VALIC by or on behalf of FUND; or

                (iv) arise as a result of (1) a failure by FUND to substantially provide the services and furnish the materials under the terms of this Agreement; (2) a failure by FUND to qualify as a

                      Regulated Investment Company under Subchapter M of the Code; or (3) a failure by FUND to register its shares but only if such registration is required in those states where the FUND is subject to the state securities commission.

                (v) arise out of or result from any material breach of any representation and/or warranty made by FUND in this Agreement or arise out of or result from any other material breach of this Agreement by FUND.


                (vi) arise out of or result from negligence or wrongful conduct in FUND's administration of FUND Shares.



            (b) FUND shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party is subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to VALIC.



            (c) FUND shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified FUND in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify FUND of any such claim shall not relieve

FUND from any liability for indemnification which it may have to the Indemnified Party against whom such action is brought other than that liability which may have been incurred solely as a result of the failure to give notice. In case any such action is brought against the Indemnified Parties, FUND shall be entitled to participate at its own expense in the defense thereof. FUND also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from FUND to such party of FUND's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and FUND will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.



             (d) VALIC agrees to notify FUND promptly of the commencement of any litigation or proceedings that impact the FUND, against VALIC or any of its officers or directors in connection with the issuance or sale of the Contracts, the operation of the ACCOUNTS or the sale or acquisition of shares of the FUND.



         10. FUND represents and warrants that FUND shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance, and shall be issued, in compliance in all material respects with applicable law, and that FUND is and shall remain registered under the 1940 Act for so long as required thereunder. FUND further represents and warrants that FUND qualifies as a Regulated Investment Company under Subchapter M of the Code, and will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions), and that FUND will notify VALIC immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. FUND will register and qualify its shares for sale in accordance with the laws of the various states as may be required by law in those states where this FUND is subject to the jurisdiction of the state securities commission. FUND makes no representations or warranties as to whether any aspect of its operations (including, but not limited to, fees, expenses and investment policies) complies or will comply with the insurance laws or insurance regulations of the various states. FUND further represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money or securities of the FUND are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the FUND in an amount not less than the minimal coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         11. VALIC represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established ACCOUNT as a segregated asset account under Texas law and has registered ACCOUNT as a unit investment trust under the 1940 Act. VALIC represents and warrants that the Contracts are or will be registered under the 1933 Act and that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall apply in all material aspects with state insurance suitability requirements were applicable. VALIC will notify FUND immediately upon having a reasonable basis for believing that the ACCOUNT or Contracts have ceased to qualify as segregated accounts or variable annuity contracts for relevant diversification purposes. VALIC represents and warrants that all of its officers, employees, investment advisers, and other individuals or entities described in Rule 17g-1 under the 1940 Act, that deal with the money and/or securities of the FUND, are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of FUND, in the amount not less than the Rule requires. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.



         12. FUND will provide VALIC with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications which disclose the relationship of the FUND and VALIC or which may have an effect upon the FUND's relationship with VALIC, and all amendments or supplements to any of the above that relate to the FUND promptly after the filing of each such document with the SEC or other regulatory authority. VALIC will provide FUND or its designee with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, solicitation for voting instructions, proxy statements, prices of sales literature and other promotional material, exemptive applications, requests for no-action relief, and all amendments or supplements to any of the above in which Fund or its advisers are named, that relate to ACCOUNT or Contracts, contemporaneously with the filing of each document with the SEC, NASD or other regulatory authority.

         13. Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.


         14. VALIC will provide pass-through voting privileges to all Contract owners so long as the Commission continues to interpret the 1940 Act as requiring pass-through voting privileges for variable contract owners. Accordingly, VALIC will solicit voting instructions from Contract Participants and vote shares of FUND held in ACCOUNT in a manner consistent with voting instructions timely-received from Contract owners. VALIC will vote shares of FUND held in ACCOUNT for which no voting instructions from Contract owners are timely-received, as well as shares of FUND which VALIC itself owns, in the same proportion as those shares of FUND for which voting instructions from Contract owners are timely-received. Participating Insurance Companies will be responsible for assuring that each of their separate accounts participating in FUND calculates voting privileges in a manner consistent with other Participating Insurance Companies.



         15. FUND agrees to comply with any applicable state insurance laws or regulations, including cooperating with VALIC in any filings of sales literature for the Contracts, to the extent notified thereof in writing by VALIC, unless such compliance is deemed by FUND to be unduly burdensome, in which event any Party may exercise its option to terminate this Agreement under Section 16 hereof, except that such termination shall be effective immediately.

         16. (a) This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

            (b) This Agreement shall terminate automatically in the event of its assignment unless such assignment is made with the written consent of VALIC and FUND.

            (c) This Agreement shall terminate without penalty at the option of the terminating party in accordance with the following provisions:

                (i) At the option of VALIC or FUND at any time from the date hereof upon 90 days' advance written notice, unless a shorter time is agreed to by the parties;


                (ii) At the option of VALIC if FUND shares are not reasonably available to meet the requirements of the Contracts, provided however, that such a termination shall apply only to the series of FUND not reasonably available and FUND shall have thirty (30) days from initial notification by VALIC of the deficiency to correct such deficiency. Thereafter, prompt written notice of the election to terminate shall be furnished by VALIC and termination shall be effective ten days after FUND's receipt of said notice;

                (iii) At the option of VALIC, upon the institution of formal proceedings against FUND by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in VALIC'S reasonable judgment exercised in good faith, materially impair FUND'S ability to meet and perform FUND'S obligations and duties hereunder. Prompt notice of election to terminate under this paragraph shall be furnished by VALIC with said termination to be effective upon receipt of notice;


                (iv) At the option of FUND, upon the institution of formal proceedings against VALIC by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgement or outcome which would, in FUND'S reasonable judgment, materially impair VALIC'S ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate under this paragraph shall be furnished by FUND with said termination to be effective upon receipt of notice;

                (v) At the option of FUND, if (1) FUND shall determine in its sole judgment reasonably exercised in good faith, that VALIC has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the operation or business reputation of FUND, (2) FUND shall have notified VALIC in writing of such determination and its intent to terminate this Agreement, and, (3) after consideration of the actions taken by VALIC and any other changes in circumstances since the giving of such notice, the determination of FUND shall continue to apply on the sixtieth (60th) day since giving of such notice, then such sixtieth day shall be the effective date of termination;



                (vi) At the option of VALIC after having been notified by FUND of a termination or proposed termination of the Investment Advisory Agreement between FUND or its successors, which notice FUND shall provide promptly to VALIC, the effective date of termination of the Agreement to be as determined by VALIC;

                (vii) In the event FUND's shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares of the FUND as the underlying investment medium of the Contracts issued or to be issued by VALIC. Prompt notice of election to terminate under this paragraph shall be furnished by VALIC with said termination to be effective upon receipt of notice;

                (viii) At the option of FUND upon a reasonable determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for FUND to continue to operate pursuant to this Agreement. Prompt notice of election to terminate under this paragraph shall be furnished by FUND with said termination to be effective upon receipt of notice;

                (ix) At the option of FUND if the Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if FUND reasonably believes that the Contracts may fail to so qualify. Prompt notice of election to terminate under this paragraph shall be furnished by FUND with said termination to be effective upon receipt of notice;

                (x) At the option of VALIC, upon FUND'S breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of VALIC within ten days after written notice of such breach is delivered to FUND;

                (xi) At the option of FUND, upon VALIC's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of FUND within ten days after written notice of such breach is delivered to VALIC;

                (xii) At the option of FUND, if the variable contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Prompt notice of election to terminate under this paragraph shall be furnished by FUND with said termination to be effective upon receipt of notice;

                (xiii) At the option of VALIC, if (1) VALIC shall determine, in its sole judgment reasonably exercised in good faith, that FUND is the subject of material adverse publicity and such material adverse publicity is likely to have a material adverse impact on the sale of the Contracts and/or the operations or business reputation of VALIC,
                      (2) VALIC shall have notified FUND in writing of such determination and its intent to terminate this Agreement, and, (3) after consideration of the actions taken by FUND and any other changes in circumstances since the giving of such notice, the determination of VALIC shall continue to apply on the sixtieth (60th) day since giving of such notice, then such sixtieth day shall be the effective date of termination;

                (xiv) At the option of VALIC, if VALIC shall determine that it is no longer advisable and in the best interests of Contract owners to utilize the FUND as underlying investment vehicle and VALIC determines to substitute the shares of another investment company for the corresponding shares of FUND in accordance with the terms of the Contracts for which those shares had been selected to serve as the underlying investment media.


            (d) No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for such termination.

             (e) Notwithstanding any termination of this Agreement pursuant to
Section 16(c) hereof, at the election of VALIC, FUND shall continue to make available additional FUND shares, as provided below, pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if VALIC elects to have FUND make additional shares available, the owners of the Existing Contracts or VALIC, whichever shall have legal authority to do so, shall be permitted to reallocate investments in FUND, redeem investments in FUND and/or invest in FUND upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 16(c) hereof, VALIC, as promptly as is practicable under the circumstances, shall notify FUND whether VALIC shall elect to continue to have FUND shares made available after such termination. If FUND shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either FUND or VALIC may terminate the Agreement, as so continued pursuant to this Section 16(e), upon prior written notice to the other party such notice to be for a period that is reasonable under the circumstances. In determining whether to elect to continue to have additional FUND shares made available, VALIC shall act in good faith, giving due consideration to the interests of existing shareholders, including holders of Existing Contracts. Notwithstanding the foregoing, FUND shall not be required to make available additional FUND shares if doing so would be prohibited by law. VALIC and FUND agree that this Section 16(e) shall not apply to any termination under Sections 8 or 9.

             (f) VALIC shall not redeem FUND shares attributable to Contract except (i) as necessary to implement Contract Participant initiated transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application. Upon request, VALIC will promptly furnish to FUND the opinion of counsel for VALIC to the effect that any redemption pursuant to clause (ii) above is a legally required redemption. Furthermore, VALIC shall not prevent new Contract Participants from allocating payments to FUND that formerly was available under the Contracts without first giving FUND ninety (90) days notice of its intention to do so.

         17. Potential Conflicts.

             (a) The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory or other authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any portfolio are being managed; (e) a difference in voting instruction given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the VALIC if they determine that a material irreconcilable conflict exists and the implications thereof. The Trustees shall have sole authority to determine whether a material irreconcilable conflict exists and their determination shall be binding upon the VALIC.

             (b) VALIC agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. VALIC will assist the Trustees in carrying out their responsibilities under the Shared Trust Exemptive Order and this Section 17 by providing the Trustees with all information reasonably necessary for them to consider any issues raised including, but not limited to, information as to a decision by the VALIC to disregard Contract Participant voting instructions.

             (c) If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists that affects the interest of Contract Participants, VALIC shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps could include: (a) withdrawing the assets allocable to some of the Accounts from the Trust or any portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract Participants and, as appropriate, segregating the assets of any appropriate group (i.e. annuity contract owners, life insurance contract owners, variable annuity contract owners, or variable life insurance contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contact Participants the option of making such change; and (b) establishing a new registered management investment company or managed separate account and obtaining any necessary approvals or orders of the Commission in connection therewith.

             (d) If any material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to VALIC conflicts with the majority of other state regulators, then VALIC will withdraw the affected ACCOUNT investment in the Trust and terminate this Agreement with respect to such ACCOUNT within six (6) months after the Trust gives written notice that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by VALIC for the purchase and redemption of shares of the Trust.

             (e) For purposes of (c) and (d) of this Section 17 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict. VALIC shall not be required by (c) of this Section 17 to establish a new funding medium for the Contracts if any offer to do so has been declined by a vote of a majority of Contract Participants materially adversely affected by the material irreconcilable conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict, then VALIC will withdraw the ACCOUNT's investment in the Trust and terminate this Agreement within six (6) months after the Trust gives written notice of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict, as determined by a majority of the disinterested Trustees.

             (f) VALIC shall at least annually submit to the submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Shared Trust Exemptive Order and this Section 17. Said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

             (g) If and to the extent that Rule 6e-2 and Rule 6e-(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed and/or shared funding (as defined in the Shared Trust Exemptive Order) on terms and conditions materially different from those contained in the Shared Trust Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

             (h) If a material irreconcilable conflict arises because of a decision by VALIC to disregard Contract Participant voting instructions as set forth in Section 14 of this Agreement, and that decision represents a minority position or would preclude a majority vote, VALIC may be required, at the Trust's election, to withdraw the affected ACCOUNT's investment in the Trust and terminate this Agreement with respect to such ACCOUNT; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by VALIC for the purchase and redemption of share of the Trust.

         18. Any notice shall be sufficiently given when sent by registered or certified mail (return receipt requested) to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to FUND:  Evergreen Funds
                      200 Berkeley Street
                      Boston, MA 02116-9000
                      Attn: Legal Department




         If to VALIC: The Variable Annuity life Insurance Company
                      2929 Allen Parkway
                      Houston, TX 77019
                      Attn: Nori L. Gabert









         19. Confidentiality. Each party agrees that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall be kept confidential and shall not be voluntarily disclosed to any other person, except as may be required by law. This provision shall survive the termination of this Agreement.



         20. This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act and the rules and regulations thereunder, including any exemptive relief therefrom and the orders of the SEC setting forth such relief.



         21. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.



         22. If any provisions of this Agreement shall be held or made invalid by a court, decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.



         23. The rights, remedies and obligations contained in this agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled under state and federal law.



         24. The Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party may assign this Agreement without prior written consent of the others.



         25. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one instrument.



         Executed this 4th day of January, 1999.









                                       Evergreen Equity Trust



Attest: /s/ BETH WERTHS                By: /s/ MICHAEL (ILLEGIBLE)
       --------------------------         -------------------------------------
            Beth Werths                           Michael (Illegible)



                                       The Variable Annuity Life
                                       Insurance Company


Attest: /s/ CYNTHIA A. TOLES           By: /s THOMAS L. WEST, JR.
       --------------------------         -------------------------------------
            Cynthia A. Toles                  Thomas L. West, Jr.

                                   SCHEDULE A


                                     Funds
                                     -----


                  Evergreen Small Cap Equity Income Fund - Class A

                  Evergreen Value Fund - Class A

                  Evergreen Growth & Income Fund - Class A

                                   SCHEDULE B



                Accounts                         Date Established
                --------                         ----------------


The Variable Annuity Life Insurance Company       April 18, 1979
Separate Account  A




                            Contracts
                            ---------

Standard Form Number                              Name
--------------------                              ----

UITG-194                                          Group Fixed and
                                                  Variable Deferred
                                                  Annuity Contract

UIT-194                                           Individual Fixed and
                                                  Variable Deferred
                                                  Annuity Contract

UITN-194                                          Individual Fixed and Variable
                                                  Nonqualified Deferred
                                                  Annuity Contract

UIT-IRA-194                                       Individual Fixed and Variable
                                                  Deferred Retirement
                                                  Annuity Contract

IRA-SEP-194                                       Individual Fixed and Variable
                                                  Simplified Employee Pension
                                                  Annuity Contract

UIT-SIMPLE-897                                    Individual Fixed and Variable
                                                  Deferred Simplified Retirement
                                                  Annuity Contract

                                   EXHIBIT C



FUND will pay VALIC the following asset-based Services fee computed daily and payable quarterly on the aggregate net asset value of the shares of each FUND maintained in accounts established with the FUND by VALIC:



                                                                 12b-1 Fee
Fund                                                             Per Annum
----                                                             ---------


Evergreen Small Cap Equity Income Fund - Class A                   0.25%

Evergreen Value Fund - Class A                                     0.25%

Evergreen Growth and Income Fund - Class A                         0.25%